EXHIBIT 11.

                                                      EXHIBIT 11.2



                         AVON PRODUCTS, INC.
            COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                (In millions, except per share data)


                                                   Three months ended
                                                       June 30
                                                   ------------------
                                                   1996          1995
                                                   ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 133.914       136.917*
  Common stock equivalents. ...................    .944          .412*
                                                -------       -------
  Weighted average shares for fully diluted
    income per share computation............... 134.858       137.329*
                                                =======       =======

Net income...................................   $  85.7       $  80.4
                                                =======       =======


Fully diluted income per share...............   $   .64       $   .59*
                                                =======       =======


*Restated to reflect a two-for-one stock split distributed in June
 1996.

                                                      EXHIBIT 11.2



                         AVON PRODUCTS, INC.
            COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                (In millions, except per share data)


                                                   Six months ended
                                                       June 30
                                                   ----------------
                                                   1996        1995
                                                   ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 134.256     137.133*
  Common stock equivalents. ...................    .956        .416*
                                                -------     -------
  Weighted average shares for fully diluted
    income per share computation............... 135.212     137.549*
                                                =======     =======

Net income...................................   $ 123.4     $ 114.8
                                                =======     =======


Fully diluted income per share...............   $   .91     $   .83*
                                                =======     =======


*Restated to reflect a two-for-one stock split distributed in June
 1996.